HOLLYER BRADY SMITH & HINES LLP
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                                                   August 30, 2002


To the Trustees of Narragansett Insured Tax-Free Income Fund

         We consent to the incorporation by reference into post-effective amendment No. 13 under the 1933 Act and No. 15 under the 1940 Act of our opinion dated October 29, 1997.


                                            Hollyer Brady Smith & Hines LLP

                                            /s/ William L.D. Barrett

                                            by__________________________
                                                    Partner